SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2002

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10269	95-1622442

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California		92612

(Address of principal executive offices)		(Zip Code)

(714) 246-4500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 5. Other Events.

         William R. Grant has retired as a director of Allergan, effective November 18, 2002. There were no disagreements with Allergan on any matter relating to Allergan’s operations, policies or practices.

         The full text of the press release relating to Mr. Grant’s retirement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 7. Exhibits.

         99.1     Press Release dated November 18, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC

Date: November 18, 2002

	By:	/s/ Douglas S. Ingram

	Name:	Douglas S. Ingram
	Title:	Corporate Vice President, General Counsel and
Secretary